UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2015

Landmark Apartment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E. Frontage Road, Suite 150 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Landmark Apartment Trust, Inc. (“Issuer”), Landmark Apartment Trust Holdings, LP (“Holdings”), certain subsidiary guarantors thereof, Bank of America, N.A., as administrative agent and lender, and Citibank, N.A., as lender, entered into that certain Seventh Amendment, dated as of March 6, 2015 (the “Seventh Amendment”), to the Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), dated as of March 7, 2013, in order to, among other things, extend the maturity date thereunder to March 31, 2015. Issuer is in the process of negotiating an amendment to further extend the Credit Agreement, although we cannot assure our stockholders that we will be able to do so on favorable terms or at all.

The description of the Seventh Amendment contained herein is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 6, 2015, Holdings entered into an amendment of its revolving line of credit with Bank Hapoalim dated January 22, 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time), in order to extend the maturity date thereunder to March 31, 2015. Holdings is in the process of negotiating an amendment to further extend the line of credit, although we cannot assure our stockholders that we will be able to do so on favorable terms or at all.

Item 9.01. Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

10.1	Seventh Amendment dated March 6, 2015 to the Credit Agreement dated as of March 7, 2013 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, the subsidiary guarantors party thereto, Bank of America, N.A., and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	EVP, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description

10.1	Seventh Amendment dated March 6, 2015 to the Credit Agreement dated as of March 7, 2013 by and among Landmark Apartment Trust, Inc., Landmark Apartment Trust Holdings, LP, the subsidiary guarantors party thereto, Bank of America, N.A., and the lenders party thereto